UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2003

Boston Biomedica, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

0-21615	04-2652826
(Commission File Number)	(I.R.S. Employer Identification No.)

375 West Street, West Bridgewater, MA	02379-1040
(Address of Principal Executive Offices)	(Zip Code)

(508) 580-1900
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other

On October 10, 2003, the Company announced that R. Wayne Fritzsche and Calvin A. Saravis were elected as directors of the Company at the Company’s Special Meeting in Lieu of Annual Meeting of Stockholders held on October 2, 2003.  Each of Mr. Fritzsche and Dr. Saravis will serve a director of the Company until the Company’s Annual Meeting of Stockholders in 2006 and until his successor is duly elected and qualified.  The Company also announced that William A. Wilson resigned from the Board of Directors on October 3, 2003 to pursue other activities.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

99.1	Press release dated October 10, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 10, 2003	BOSTON BIOMEDICA, INC.

	By:	/s/ Kevin W. Quinlan
Kevin W. Quinlan, President, Chief Operating Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated October 10, 2003.